Exhibit 10.3

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of July 23, 2018, is made by ATAATA, INC., a Delaware corporation, and MIMECAST SERVICES LIMITED, a private company incorporated in England and Wales with registration number 4901524, (each, a “Grantor,” and collectively, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among MIMECAST LIMITED, a public company incorporated in Jersey with registration number 119119, as borrower, certain of its subsidiaries from time to time party thereto, as guarantors, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent, the Lenders have agreed to extend credit and make certain financial accommodations to the Grantors;

WHEREAS, in connection with the Credit Agreement, the Grantors, the other Loan Parties (as defined in the Credit Agreement) and the Administrative Agent have entered into that certain Pledge and Security Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”); and that certain English law Security Agreement dated as the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “UK Debenture”, and together with the Security Agreement being, the “Collateral Agreements”); and

WHEREAS, pursuant to the Credit Agreement and the Collateral Agreements, the Grantors are required to execute and deliver to the Administrative Agent this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1.    DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2.    GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a continuing first priority security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):

(a)    all of its Trademarks, including those referred to on Schedule I hereto, excluding only United States intent-to-use trademark applications to the extent that and solely during the period in which the grant of a security interest therein would impair, under applicable federal law, the registrability of such applications or the validity or enforceability of registrations issuing from such applications;

(b)    all extensions and renewals of the foregoing;

(c)    all goodwill connected with the use of, and symbolized by, each such Trademark;

(d)    all rights of any kind whatsoever of such Grantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(e)    any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(f)    any and all claims and causes of action, with respect to any of the foregoing, whether occurring before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

3.    COLLATERAL AGREEMENTS. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Administrative Agent pursuant to the Collateral Agreements. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interests in the Trademark Collateral made and granted hereby are more fully set forth in the Collateral Agreements, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of a conflict between the provisions of this Agreement and either the Security Agreement or the UK Debenture, the Security Agreement or UK Debenture shall control, as applicable. This Agreement shall constitute a Collateral Document and a Loan Document (as such terms are defined in the Credit Agreement).

4.    AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by an instrument in writing signed by the Administrative Agent and the Grantors.

5.    GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York.

6.    COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy or other electronic transmission (including “PDF”) of any executed signature page to this Agreement shall constitute effective delivery of such signature page.

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:

ATAATA, INC.

By:	/s/ Peter Andrew James Campbell
Peter Andrew James Campbell Treasurer

MIMECAST SERVICES LIMITED

By:	/s/ Peter Andrew James Campbell
Peter Andrew James Campbell Executive Director

[Signature Page to U.S. Trademark Security Agreement]

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Eleftherios Karsos
Eleftherios Karsos Authorized Signatory

[Signature Page to U.S. Trademark Security Agreement]

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS

Trade Mark	Trademark Owner	Application/ Registration Number	Application/ Registration Date
Design (m stylized)	Mimecast Services Ltd. (UK)	87/666640 5,491,407	10/31/2017

Mimecast & Design (color)	Mimecast Services Ltd. (UK)	87/661347 5,491,198	6/12/18

Mimecast & Design (b/w)	Mimecast Services Ltd. (UK)	87/661391 5,491,202	6/12/18

MIMEOS & Design	Mimecast Services Ltd. (UK)	87/662132 5,491,234	6/12/18

MIMECAST	Mimecast Services Ltd. (UK)	3,331,029	11/6/07

LEGENDARY CUSTOMER SUCCESS	Mimecast Services Ltd. (UK)	87/110336 5,197,381	5/2/2017

MIMECAST CLOUD ARCHIVE	Mimecast Services Ltd. (UK)	87/664813 5,491,338	6/12/18

ATAATA	ATAATA, Inc.	87/157603 5,294,254	09/26/2017

ATAATA	ATAATA, Inc.	87/156032 5,203,553	05/16/2017

TRADEMARK APPLICATIONS

Trade Mark	Trademark Owner	Application/ Registration Number	Application/ Registration Date	Status
Design (m in box)	Mimecast Services Ltd. (UK)	87/666705	10/31/2017	Pending

TARGETED THREAT PROTECTION	Mimecast Services Ltd. (UK)	87/662154	10/27/2017	Pending